EXHIBIT 31.1
PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
I, Warren G. Lichtenstein, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2014 of Steel Partners Holdings L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:
March 20, 2015	/s/ Warren G. Lichtenstein
Warren G. Lichtenstein Executive Chairman of Steel Partners Holdings GP Inc.